Exhibit 99.1

Monotype Announces Second Quarter 2016 Results

Company continues to see strong growth in Creative Professional business

WOBURN, Mass.--(BUSINESS WIRE)--July 27, 2016--Monotype (Nasdaq: TYPE), a leader in helping to empower expression and engagement through type, technology and expertise, today announced financial results for the second quarter ended June 30, 2016. This announcement follows the company’s July 21 announcement that it intends to acquire Olapic. A 190-person company based in New York City, Olapic offers a leading visual marketing platform for the curation, activation, and analysis of Earned Content.

Second quarter 2016 highlights

  Revenue for the quarter was $48.7 million, an increase of 5 percent, year over year.
  Creative Professional revenue was $23.5 million, up 13 percent.
  Net income was $6.7 million and non-GAAP net adjusted EBITDA was $17.1 million, or 35 percent of revenue.
  Cash and cash equivalents stood at $109.5 million.

“Monotype’s business is solid, and in the second quarter, we saw another strong performance from Creative Professional,” said Scott Landers, president and chief executive officer of Monotype. “Brands are increasingly turning to us for help in addressing new design and marketing use cases. We believe that our ability to meet these new needs – through our current solutions and over time through those from Olapic – will continue to be a sustainable, long-term growth driver for the company.”

Joe Hill, executive vice president and chief financial officer of Monotype, said, “We remain encouraged by the continued traction within the Creative Professional business, which we believe is being positively impacted by the investments we’ve made over the past several years. These investments are allowing Monotype to add value for our customers to address multiple use cases within their organizations, which makes our offerings even more attractive to brands.”

Second quarter 2016 operating results
Revenue for the quarter increased five percent to $48.7 million, compared to $46.4 million for the second quarter of 2015. Creative Professional revenue was $23.5 million, a 13 percent increase from the second quarter of 2015. OEM revenue was $25.3 million, a decrease of 2 percent from the same period in 2015.

GAAP net income was $6.7 million, compared to $5.9 million in the second quarter of 2015. Earnings per diluted share were $0.16, compared to $0.15 in the prior year quarter.

Non-GAAP net adjusted EBITDA was $17.1 million, or 35 percent of revenue, compared to $16.4 million in the second quarter of 2015.

Non-GAAP net income, which excludes the amortization of intangible assets, stock-based compensation expense and acquisition-related contingent consideration expense, net of taxes, was $10.7 million, compared to $9.3 million in the second quarter of 2015. Non-GAAP earnings per diluted share were $0.27 compared to $0.24 in the prior year period.

Cash and cash flow
Monotype had cash and cash equivalents of $109.5 million as of June 30, 2016, compared to $95.4 million as of March 31, 2016 and $74.6 million as of June 30, 2015. The company generated $17.7 million of cash from operations in the second quarter of 2016.

Quarterly dividend
Monotype’s most recent dividend payment of $0.11 per share was paid on July 21, 2016, to shareholders of record as of July 1, 2016. The next dividend payment of $0.11 per share will be paid on October 21, 2016, to shareholders of record as of the close of business on October 3, 2016.

Financial outlook
For the third quarter of 2016, Monotype expects revenue in the range of $49.0 million to $52.0 million. The company anticipates third quarter 2016 net income in the range of $5.5 million to $7.2 million, non-GAAP net adjusted EBITDA in the range of $16.5 million to $19.0 million, earnings per diluted share in the range of $0.14 to $0.18 and non-GAAP earnings per diluted share in the range of $0.24 to $0.28.

Monotype has analyzed the impact of FX changes following Brexit, and as a result, is lowering its previously issued, full year 2016 guidance to reflect the expected impact of exchange rates on revenue and earnings, which is expected to have a $2.5 million dollar full-year impact on revenue and $1.0 million dollar impact on non-GAAP net adjusted EBITDA. The company now expects revenue in the range of $199.5 million to $205.5 million. Monotype expects full year 2016 net income in the range of $25.4 million to $28.6 million, non-GAAP net adjusted EBITDA in the range of $71.0 million to $76.0 million, earnings per diluted share in the range of $0.64 to $0.72 and non-GAAP earnings per diluted share in the range of $1.05 to $1.13. The company’s guidance does not include the impact of its proposed acquisition of Olapic.

Conference call details
Monotype will host a conference call on Wednesday, July 27, 2016, at 8:30 a.m. EDT to discuss the company’s second quarter 2016 results. Individuals who are interested in listening to the audio webcast should log on to the “Investors” portion of the “Company” section of Monotype’s website at www.monotype.com. The live call can also be accessed by dialing 877-201-0168 (domestic) or 647-788-4901 (international) using passcode 47955834. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures
This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does, and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements
This press release may contain forward-looking statements including those related to the company’s future revenues and operating results; the growth of the company’s Creative Professional business and OEM business; the company’s expected acquisition of Olapic and the financial impact of the acquisition; and the execution of the company’s product, growth and expansion strategies and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate including decreased demand for the company’s products or products that incorporate the company’s solutions; risks associated with the company’s ability to adapt its products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s development of and the market acceptance of new products, product features or services; risks associated with the company’s consummation of the Olapic acquisition, including the ability to close the proposed transaction in a timely manner or at all; risks associated with the company’s ability to expand products and services offered through acquired companies; risks associated with increased competition in markets the company serves, including the risks that increased competition may result in the company’s inability to gain new customers, retain existing customers or may force the company to reduce prices; risks associated with the ownership and enforcement of the company’s intellectual property; and risks associated with geopolitical conditions and changes in the financial markets. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent filings including filings on Form 10-Q and Form 8-K. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts to be included in the company’s future earnings releases and public filings. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Headquartered in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2016 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$109,517	$87,520
Accounts receivable, net	13,872	15,179
Income tax refunds receivable	1,396	2,558
Prepaid expenses and other current assets	4,430	3,846

Total current assets	129,215	109,103
Property and equipment, net	14,061	15,204
Goodwill	186,259	185,735
Intangible assets, net	65,687	69,264
Restricted cash	9,335	9,304
Other assets	2,834	3,177

Total assets	$407,391	$391,787

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,484	$1,385
Accrued expenses and other current liabilities	20,682	21,422
Accrued income taxes payable	2,470	2,395
Deferred revenue	9,213	10,086

Total current liabilities	33,849	35,288
Other long-term liabilities	7,867	6,914
Deferred income taxes	38,660	35,159
Reserve for income taxes	2,429	2,316
Accrued pension benefits	5,117	4,928
Stockholders’ equity:
Common stock	43	42
Additional paid-in capital	264,886	256,215
Treasury stock, at cost	(50,455)	(50,455)
Retained earnings	111,960	108,908
Accumulated other comprehensive loss	(6,965)	(7,528)

Total stockholders’ equity	319,469	307,182

Total liabilities and stockholders’ equity	$407,391	$391,787

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$48,733	$46,405	$98,575	$92,451
Cost of revenue	7,588	7,553	15,907	14,963
Cost of revenue—amortization of acquired technology	1,131	1,134	2,262	2,267

Total cost of revenue	8,719	8,687	18,169	17,230

Gross profit	40,014	37,718	80,406	75,221
Operating expenses:
Marketing and selling	14,648	14,532	28,735	27,508
Research and development	5,991	5,290	13,327	11,089
General and administrative	8,638	7,010	17,487	13,909
Amortization of other intangible assets	742	790	1,477	1,492

Total operating expenses	30,019	27,622	61,026	53,998

Income from operations	9,995	10,096	19,380	21,223
Other (income) expense:
Interest expense, net	90	304	198	538
Other (income) expense, net	(605)	705	207	682

Total other (income) expense	(515)	1,009	405	1,220

Income before provision for income taxes	10,510	9,087	18,975	20,003
Provision for income taxes	3,857	3,183	6,964	6,742

Net income	$6,653	$5,904	$12,011	$13,261

Net income available to common stockholders—basic	$6,447	$5,754	$11,668	$12,960

Net income available to common stockholders—diluted	$6,447	$5,755	$11,669	$12,962

Net income per common share:
Basic	$0.16	$0.15	$0.30	$0.33

Diluted	$0.16	$0.15	$0.29	$0.33

Weighted-average number of shares outstanding:
Basic	39,377,945	38,826,185	39,250,297	38,827,668
Diluted	39,748,905	39,395,395	39,635,262	39,458,758
Dividends declared per common share	$0.11	$0.10	$0.22	$0.20

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2016(3)	2015(2)	2016(3)	2015(2)
GAAP net income	$6,653	$5,904	$12,011	$13,261
Interest expense, net	90	304	198	538
Other (income) expense, net	(605)	705	207	682
Provision for income taxes	3,857	3,183	6,964	6,742

Income from operations	9,995	10,096	19,380	21,223
Depreciation and amortization	2,897	2,794	5,771	5,096
Share based compensation	3,621	3,470	7,399	6,241
Contingent consideration adjustment	578	—	1,156	—

Net adjusted EBITDA(1)	$17,091	$16,360	$33,706	$32,560

(1) In November 2015, we revised our definition of non-GAAP net adjusted EBITDA to exclude the impact of acquisition-related contingent consideration adjustments.
(2) Non-GAAP net adjusted EBITDA for the three and six months ended June 30, 2015 have been restated to add back the impact of acquisition-related contingent consideration adjustments in accordance with our revised definition of non-GAAP net adjusted EBITDA.
(3) For the three and six months ended June 30, 2016, the amount includes $0.6 million and $1.2 million, respectively, of expense associated with the deferred compensation arrangement resulting from an amendment to the Swyft Merger Agreement.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2016(3)	2015(2)	2016(3)	2015(2)
GAAP net income available to common stockholders ─
diluted	$6,653	$5,755	$12,011	$12,962
Amortization, net of tax of $687, $673, $1,372 and $1,267,
respectively	1,186	1,251	2,367	2,492
Share based compensation, net of tax of $1,329, $1,215,
$2,716 and $2,103, respectively	2,292	2,256	4,683	4,138
Contingent consideration adjustment, net of tax of $0, $0,
$0 and $0, respectively	578	—	1,156	—

Non-GAAP net income(1)	$10,709	$9,262	$20,217	$19,592

(1) In November 2015, we revised our definition of non-GAAP earnings per diluted share to exclude the impact of acquisition-related contingent consideration adjustments.
(2) Non-GAAP net income for the three and six months ended June 30, 2015, have been restated to add back the impact of acquisition-related contingent consideration adjustments, net of tax, in accordance with our revised definition of non-GAAP net income.
(3) For the three and six months ended June 30, 2016, the amount includes $0.6 million and $1.2 million, respectively, of expense associated with the deferred compensation arrangement resulting from an amendment to the Swyft Merger Agreement.

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended June 30,		Six Months Ended June 30,
	2016(3)	2015(2)	2016(3)	2015(2)
GAAP earnings per diluted share	$0.16	$0.15	$0.29	$0.33
Amortization, net of tax of $0.02, $0.02, $0.03 and $0.03, respectively	0.03	0.03	0.06	0.07
Share based compensation, net of tax of $0.03, $0.03, $0.07 and $0.05,
respectively	0.07	0.06	0.13	0.10
Contingent consideration adjustment, net of tax of $0.00, $0.00, $0.00 and
$0.00, respectively	0.01	—	0.03	—

Non-GAAP earnings per diluted share(1)	$0.27	$0.24	$0.51	$0.50

(1) In November 2015, we revised our definition of non-GAAP earnings per diluted share to exclude the impact of acquisition-related contingent consideration adjustments.
(2) Non-GAAP earnings per diluted share for the three and six months ended June 30, 2015, have been restated to add back the impact of acquisition-related contingent consideration adjustments, net of tax, in accordance with our revised definition of non-GAAP earnings per diluted share.
(3) For the three and six months ended June 30, 2016 the amount includes $0.6 million, or $0.01 per share, and $1.2 million, or $0.03 per share, respectively, of expense associated with the deferred compensation arrangement resulting from an amendment to the Swyft Merger Agreement.

OTHER INFORMATION

Share based compensation is comprised of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Marketing and selling	$1,604	$1,609	$3,185	$2,875
Research and development	876	644	1,689	1,186
General and administrative	1,141	1,217	2,525	2,180

Total expensed	$3,621	$3,470	$7,399	$6,241
Property and equipment	—	40	—	82

Total share based compensation	$3,621	$3,510	$7,399	$6,323

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

MARKET INFORMATION

The following table presents revenue for our two major markets:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Creative Professional	$23,457	$20,678	$47,372	$41,182
OEM	25,276	25,727	51,203	51,269

Total	$48,733	$46,405	$98,575	$92,451

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-
GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q3 2016	Q3 2016
GAAP net income	$5,500	$7,200
Amortization, net of tax of $600 and $600, respectively	1,000	1,000
Share based compensation, net of tax of $1,400 and $1,400, respectively	2,400	2,400
Contingent consideration adjustment, net of tax of $0 and $0, respectively	600	600

Non-GAAP net income	$9,500	$11,200

GAAP earnings per diluted share	$0.14	$0.18
Amortization, net of tax of $0.01 and $0.01, respectively, per diluted share	0.03	0.03
Share based compensation, net of tax of $0.03 and $0.03, respectively, per
diluted share	0.06	0.06
Contingent consideration adjustment, net of tax of $0.00 and $0.00,
respectively, per diluted share	0.01	0.01

Non-GAAP earnings per diluted share	$0.24	$0.28

Weighted average diluted shares used to compute earnings per share	40,400,000	40,400,000

Assumes 36% effective tax rate.

	Low End of Guidance	High End of Guidance
	2016	2016
GAAP net income	$25,400	$28,600
Amortization, net of tax of $2,500 and $2,500, respectively	4,400	4,400
Share based compensation, net of tax of $5,400 and $5,400, respectively	9,700	9,700
Contingent consideration adjustment, net of tax of $0 and $0, respectively	2,300	2,300

Non-GAAP net income	41,800	45,000

GAAP earnings per diluted share	$0.64	$0.72
Amortization, net of tax of $0.06 and $0.06, respectively, per diluted share	0.11	0.11
Share based compensation, net of tax of $0.14 and $0.14, respectively, per
diluted share	0.24	0.24
Contingent consideration adjustment, net of tax of $0.00 and $0.00, respectively,
per diluted share	0.06	0.06

Non-GAAP earnings per diluted share	$1.05	$1.13

Weighted average diluted shares used to compute earnings per share	39,800,000	39,800,000

Assumes 36% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP NET INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q3 2016	Q3 2016
GAAP net income	$5,500	$7,200
Interest, net	300	300
Other (income) expense, net	200	200
Provision for income taxes	3,500	4,300

Income from operations	9,500	12,000
Depreciation and amortization	2,600	2,600
Share based compensation	3,800	3,800
Contingent consideration adjustment	600	600

Non-GAAP net adjusted EBITDA	$16,500	$19,000

	Low End of Guidance	High End of Guidance
	2016	2016
GAAP net income	$25,400	$28,600
Interest, net	600	600
Other (income) expense, net	1,100	1,100
Provision for income taxes	15,600	17,400

Income from operations	42,700	47,700
Depreciation and amortization	10,900	10,900
Share based compensation	15,100	15,100
Contingent consideration adjustment	2,300	2,300

Non-GAAP net adjusted EBITDA	$71,000	$76,000

CONTACT:
Monotype
Chris Brooks, 781-970-6120
ir@monotype.com